                                                                   EXHIBIT 10.10


                                                 RETURN RECORDED INSTRUMENT TO
                                                 Hatcher, Stubbs, Land, Hollis &
                                                 Rothschild
                                                 George W. Mize, Jr.
                                                 P.O. Box 2707
                                                 Columbus, GA  31902-2707

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT ("Lease") is entered into this 7 day of November, 1996, by and between SAMUEL B. HEWITT ("Lessor") and AMERICAN CABLE COMPANY, INC. ("Lessee").

     WHEREAS, Lessor owns certain real property located in Muscogee County, Georgia being known as 1515 49th Street, and being more particularly described on Exhibit "A", attached hereto (the Lessor's Property); and

     WHEREAS, Lessee desires to lease from Lessor and Lessor desires to lease to Lessee a portion of Lessor's Property for the hereinafter described purposes.

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

     1. Property. Subject to the following terms and conditions, Lessor leases to Lessee the property which is described in Exhibit "B" attached hereto (the "Property").

     2. Use. The Property may be used by Lessee to construct, operate and maintain a building and facilities to house Lessee's equipment and other property (the "Improvements"), including without limitation, fiber optic cable and equipment for the purpose of transmitting and receiving various types of communication, digital, electronic and/or other signals in any and all frequencies; and to build, construct or do any other related facilities and activities (the "Intended Use"). Lessor agrees to cooperate with Lessee in obtaining, at Lessee's expanse, all licenses and permits required for Lessee's use of the Property (the "Governmental Approvals"). Lessee represents and warrants that the Intended Use will not adversely affect or interfere with Lessor's current use of Lessor's Property.

     3.          Initial Term.  The initial term of this Lease shall be five
(5) years, commencing on the earlier of the date that Lessee has completed construction of the Improvements, or the 1st day of December, 1996 ("Commencement Date") and terminating on the fifth anniversary of the Commencement Date ("Initial Term").

     4. Renewal Terms. Lessee shall have the right to extend this Lease for four (4) additional five (5) year terms ("Renewal Terms"). Each Renewal Term shall be on the same terms and conditions as set forth in this Lease except that Rent shall increase as provided in Paragraph 5(c). This Lease shall automatically be renewed for each successive Renewal Term unless Lessee notifies Lessor of Lessee's intention not to renew the Lease at least 30 days prior to the expiration of the Initial Term or the Renewal Term which is then in effect.

     5.          Consideration.

                 (a) Upon the Commencement Date, Lessee shall pay Lessor the sum of Two Hundred and No/100 Dollars ($200.00) per month as rental ("Rent"). Rent shall be payable in advance to Lessor at Lessor's address as specified in Paragraph 20 below, on the first day of each month during the Initial Term or any Renewal Term beginning on the first day of the month following the Commencement Date;

                 (b) If this Lease is terminated for any reason other than Lessee's default, then all Rent paid in advance shall be prorated to the date of termination and shall be refunded to Lessee;

                 (c) The Rent payable by Lessee during each successive year of the Initial Term and any Renewal Term commencing on the first (1st) day of the thirteenth (13th) month of the Initial Term, shall be adjusted at that time and every twelve (12) months thereafter (the "Adjustment Month") for the remainder of the Initial Term and any Renewal Term as follows: the monthly installment of Rent for the immediately preceding twelve (12) month period shall be increased by multiplying said amount times a fraction, the denominator of which is the Consumer Price Index number, published by the U.S. Department of Labor, Bureau of Labor Statistics in the Consumer Price Index for All Urban Consumers - U.S. City Average, All Items (1982-84=100) (the "CPI"), for the calendar month preceding the Commencement Date and the numerator of which is the CPI number for the month preceding the Adjustment Month of each successive 12-month period for which the computation is made. If the CPI is discontinued, then Lessor and Lessee shall mutually designate a comparable index to be used in lieu thereof for the purposes hereof; and

                 (d) Lessee shall pay to Lessor on the Commencement Date a prorated amount of the Rent for the period from the Commencement Date to the end of the calendar month in which the Commencement Date occurs.

     6. Lessor's Representations and Warranties. Lessor represents and warrants that (i) the Intended Use is not prohibited by any covenants, restrictions, reciprocal easements, servitudes, subdivision rules or regulations; (ii) there are no easements, licenses, covenants, rights of use or other encumbrances on the Property which will interfere with or constructively prohibit the Intended Use; (iii) the Property is zoned C-3; (iv), the execution, delivery and full performance of this Lease by Lessor does not constitute a violation of any contract, judgment, decree, security deed or other restriction of any kind of which Lessor is a party or of which Lessor is bound; (v) Lessor has executed and entered into this Lease free from fraud, undue influence, duress, coercion or any other defenses to the execution of this Lease; and (vi) this Lease constitutes the valid binding obligation of Lessor enforceable against Lessor in accordance with its terms.

     7. Conditions Precedent. Lessee's obligation to perform under this Lease shall be subject to and conditioned upon:

                 (a) Lessee securing appropriate approvals for the Intended Use from any federal, state or local regulatory authority having jurisdiction over the Intended Use;

                 (b) Lessee obtaining a title report or commitment for a title policy which shows, in Lessee's opinion, no defects of title or any liens or encumbrances which adversely affects the Intended Use or Lessee's ability to obtain leasehold financing;

                 (c) Lessee having the Property surveyed and soil borings and analysis tests run which show, in the opinion of the Lessee, that the Property is suited for the Intended Use;

                 (d) Lessee having an environmental audit of the Property performed by an environmental consulting firm of Lessee's choice which reveals that the Property is not contaminated with Hazardous Materials; and

                 (e) Lessee confirming that the Property is properly zoned so as to allow the Intended Use. If the Property is not so zoned, then Lessee shall have the option of rescinding this Lease and having no liability hereunder or, at Lessee's expense, seek to amend the applicable zoning ordinance or obtain the appropriate variance or exception so as to allow the Intended Use. If Lessee elects to so amend or seek to obtain such variance or exception, and the same is unsuccessful, the Lessee may rescind this Lease and have no further liability hereunder.

     If any of the above conditions are not satisfied, Lessee shall have no obligations under this Lease and shall be entitled to restitution of any Rent or other consideration which has been paid to Lessor.

     8. Conditions Subsequent. In the event that the Intended Use is actually or constructively prohibited through no fault of Lessee or the Property is, in Lessee's opinion, unacceptable to Lessee then this Lease shall terminate and be of no further force or effect and Lessee shall be entitled to a refund from Lessor of any deposits or prorated Rent paid to Lessor prior to the date upon which Lessee gives Lessor notice of its intent to terminate this Lease pursuant to this Paragraph.

     9. Interference. Lessor shall not use, nor shall Lessor permit its lessees, licensees, invitees or agents to use any portion of adjacent real property owned by Lessor in any way which interferes with the operations of Lessee. Such interference shall be deemed a material breach of this Lease by Lessor and Lessor shall have the responsibility to terminate said interference. In the event any such interference does not cease or is not promptly rectified, Lessor acknowledges that continuing interference will cause irreparable injury to Lessee, and Lessee shall have the right, in addition to any other rights that it may have at law or in equity, to bring action to enjoin such interference or to terminate this Lease immediately upon notice to Lessor.

     10.         Improvements; Utilities; Access.

                 (a) Lessee shall have the right, at Lessee's sole cost and expense, to erect and maintain the Improvements on the Property. The Improvements shall remain the exclusive property of the Lessee, and Lessee shall have the right but not the obligation to remove all or part of the Improvements following any termination of this Lease. Upon the termination of this Lease, Lessee may offer to sell to Lessor any portion of the Improvements at a mutually acceptable price.

                 (b) Lessor hereby grants to Lessee the right and easement to install utilities, at Lessee's expense, improve present utilities on the Property (including hut not limited to the installation of emergency power generators), and to permanently place utilities on (or to bring utilities across or under) the Lessor's Property to service the Property and the Improvements. Lessor shall, upon Lessee's request, execute a separate written easement to the utility company providing the service or Lessee in a form which may be filed of record evidencing this right.

                 (c) Lessor hereby grants to Lessee and Lessee's successors, sublessees and assigns at all times during the Initial Term and any Renewal Term, the nonexclusive right and easement of ingress, egress, and access from the Property across the Lessor's Property to an open and improved public road which presently exists (the Basements) which Easement shall be adequate to service the Property and the Improvements. If no such public road exists or ceases to exist in the future, Lessor will grant an appropriate easement to Lessee, Lessee's successors, sublessees and assigns so that Lessee may, at its own expense, construct a suitable private access drive to the Property and the Improvements. This Paragraph grants and is evidence of the granting of an Easement for ingress, egress and access, however, Lessor agrees, upon Lessee's request, that Lessor shall execute an easement evidencing this right. Lessor shall maintain access to the Easement in a free and open condition so that no interference is caused to Lessee by other lessees, licensees, invitees or agents of the Lessor which may utilize the Easement.

     11. Termination. Except as otherwise provided herein, this Lease may be terminated, without any penalty or further liability, upon written notice as follows:

                 (a) By either party upon a default of any covenant or term hereof by the other party which default is not cured within 60 days of receipt of written notice of default (without, however, limiting any other rights available to the parties pursuant to any other provisions hereof); provided, that if the defaulting party commences good faith efforts to cure the default within such period and diligently pursues to completion such cure, the non-defaulting party shall no longer be entitled to declare a default;

                 (b) Upon 30 days' written notice by Lessee to Lessor if Lessee is unable to obtain or maintain through no fault of Lessee any license, permit or other Governmental Approval necessary to the construction and operation of the Improvements or Lessee's business; or

                 (c)      By Lessee for any reason or no reason at all upon six
(6) months advance written notice from Lessee to Lessor.

     12. Assignment; Subleases. Lessee at its sole discretion shall have the right to assign its interest in this Lease or to sublease the Property and space in or on the Improvements to others who would use the Property for the Intended Use. Lessee's sublessee(s) and assignee(s) shall be subject to the terms hereof and entitled to rights provided herein as if said sublessee or assignee were the Lessee under this Lease.

     13. Taxes. Lessee shall pay any personal property taxes assessed on, or any portion of such taxes directly attributable to, the Improvements. Lessor shall pay when due all real and other personal property taxes and all other fees and assessments attributable to the Property. Lessee shall pay as additional Rent any increase in real property taxes levied against the Property which are directly attributable to the Improvements or Lessee's use of the Property and Lessor agrees to furnish proof of such increase to Lessee.

     14. Destruction of Premises. If the Property or the Improvements are destroyed or damaged so as to hinder the effective use of the Improvements in Lessee's judgment, Lessee may elect to terminate this Lease as of the date of the damage or destruction by so notifying the Lessor. In such event, all rights and obligations of Lessee to Lessor shall cease as of the date of the damage or destruction and Lessee shall be entitled to the reimbursement of any Rent prepaid by Lessee.

     15. Condemnation. If a condemning authority takes all of the Property, or a portion sufficient in Lessee's determination, to render the Property in the opinion of Lessee unsuitable for the use which Lessee was then making of the Property, this Lease shall terminate as of the date the title vests in the condemning authority. Lessor and Lessee shall share in the condemnation proceeds in proportion to the values of their respective interests in the Property (which for Lessee shall include, where applicable, the value of its Improvements, moving expenses, prepaid rent and business dislocation expenses). A sale of all or part of the Property to a purchaser with the power of eminent domain in the face of the exercise of eminent domain power shall be treated as a taking by condemnation for the purposes of this Paragraph.

     16. Hold Harmless. Lessee agrees to hold Lessor harmless from any and all claims arising from the installation, use, maintenance, repair or removal of the Improvements, except for claims arising from the negligence or intentional acts of Lessor, and Lessor's employees, agents or independent contractors.

     17. Environmental Compliance. Lessor warrants and represents that the Property, the Easement and the improvements thereon are free of contaminants, oils, asbestos, radon, PCB's, hazardous substances or wastes as defined by federal, state or local environmental laws, regulations or administrative orders or other materials the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any federal, state or local government authority ("Hazardous Materials"). Lessee may have an environmental audit of the Property performed and if the audit reveals that the Property is not free of Hazardous Materials, Lessee shall not be obligated to take possession of the Property under this Lease. This Lease shall be void and of no further force or effect if Hazardous Materials are discovered to exist on the Property after Lessee takes possession of the Property and Lessee shall be entitled to a refund of all the consideration given Lessor under this Lease.

     18.         Environmental Indemnities.

                 (a) Lessor, Lessor's heirs, grantees, successors, and assigns shall indemnify, defend, reimburse and hold harmless Lessee from and against any and all environmental damages arising from the presence of Hazardous Materials upon, about or beneath the Property or migrating to or from the Property or arising in any manner whatsoever out of the violation of any environmental requirements pertaining to the Property and any activities thereon, which conditions exist or existed prior to or at the time of the execution of this Lease or which may occur at any time in the future by the actions of Lessor.

                 (b) Notwithstanding the obligation of Lessor to indemnify Lessee pursuant to this agreement, Lessor shall, upon demand of Lessee, and at Lessor's sole cost and expense, promptly take all actions to remediate the Property which are required by any federal, state or local governmental agency or political subdivision or which are reasonably necessary to mitigate environmental damages or to allow full economic use of the Property, which remediation is necessitated from the presence upon, about or beneath the Property of a Hazardous Material. Such actions shall include but not be limited to the investigation of the environmental condition of the Property, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or actions necessary to restore the Property to the condition existing prior to the introduction of Hazardous Material upon, about or beneath the Property notwithstanding any lesser standard of remediation allowable under applicable law or governmental policies.

     19. Right of First Refusal. During the Initial Team and any Renewal Terms of this Lease, Lessor shall, prior to selling the Property or any real property of which the Property is a part, notify Lessee in writing of the sales price and terms offered by a third party, together with a copy of the third party's offer. Lessee shall have the right of first refusal to purchase the real property being sold by Lessor on the same terms and conditions (or cash equivalent terms, if a property exchange is proposed), or only the Property the purchase price of which shall be determined by multiplying the purchase price for the entire property by a fraction the numerator of which shall be the area of the Property and the denominator of which shall be the total area of the real property to be sold by Lessor. Lessee shall give Lessor notice of its intention to purchase the same within 30 days of receipt of Lessor's notice. If Lessee gives no such notice of its intention to purchase the real property, Lessor may sell the real property to the third party on the stated terms and price, as long as such sale is made subject to the terms of this Lease. Notwithstanding the foregoing, Lessee shall not have such right of first refusal in those instances which Lessor is an individual and Lessor proposes to convey the real property to another member of Lessor's family; however, any such property (including the Property) shall be conveyed by Lessor subject to this Lease.

     20. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if personally delivered or mailed, certified mail, return receipt requested, to the following addresses:

                 If to Lessor, to:         Samuel B. Hewitt
                                           P.O. Box 4196
                                           Columbus, GA 31904

                 If to Lessee, to:         American Cable Company, Inc.
                                           Post Office Box 8289
                                           Columbus, GA 31908
                                           Attention: General Manager

                 with a copy to:           CyberNet Holding, Inc.
                                           1239 O.G. Skinner Drive
                                           Post Office Box 510
                                           West Point, Georgia 31833
                                           Attention: President

     21. Title and Quiet Enjoyment. Lessor warrants that (i) Lessor has the full right, power, and authority to execute this Lease; (ii) Lessor has good and marketable title to the Property and the Easement free and clear of any liens encumbrances or mortgages; and (iii) the Property constitutes a legal lot that may be leased without the need for any subdivision or platting approval. Lessor further warrants that Lessee shall have the quiet enjoyment of the Property during the term of this Lease.

     22. Leasehold Financing. Lessee may mortgage or grant a security interest in this Lease and the Improvements, and may assign this Lease and the Improvements to any such mortgagees or holders of security interests including their successors and assigns (hereinafter collectively referred to as "Mortgagees"). In such event, Lessor shall execute such consent to leasehold financing, as may reasonably be required by Mortgagees and a subordination to such Mortgagees with respect to the Improvements. Lessor agrees to notify Lessee and Lessee's Mortgagees simultaneously of any default by Lessee and to give Mortgagees the same right to cure any default as Lessee except that the cure period for any Mortgagee shall not be less than 10 days after the receipt of the default notice.

     23. Successors and Assigns. This Lease shall run with the Property and shall be binding upon and inure to the benefit of the parties, their respective heirs, successors, personal representatives and assigns.

     24. Waiver of Lessor's Lien. Lessor hereby waives any and all lien rights it may have, statutory or otherwise, in and to the Improvements or any portion thereof, regardless of whether or not the same is deemed real or personal property under applicable laws.

     25.         Miscellaneous.

                 (a) The substantially prevailing party in any litigation arising hereunder shall be entitled to its reasonable attorney's fees and court costs, including appeals, if any.

                 (b) Each party agrees to furnish to the other, within 10 days after request, such truthful estoppel information as the other may reasonably request.

                 (c) This Lease constitutes the entire agreement and understanding of Lessor and Lessee, and supersedes all offers, negotiations and other agreements. There are no representations or understandings of any kind not set forth herein. Any amendments to said Lease must be in writing and executed by Lessor and Lessee.

                 (d) If either Lessor or Lessee is represented by a real estate broker in this transaction, that party shall be fully responsible for any fees due such broker and shall hold the other party harmless from any claims for commission by such broker.

                 (e) Lessor agrees to cooperate with Lessee in executing any documents necessary to protect Lessee's rights under this Lease or Lessee's use of the Property and to take any further action which Lessee may reasonably require as to effect the intent of this Lease.

                 (f) This Lease shall be construed in accordance with the laws of the state in which the Property is situated.

                 (g) If any term of this Lease is found to be void or invalid, such invalidity shall not affect the remaining terms of this Lease, which shall continue in full force and effect.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease under seal as of the date first written above.

                                            LESSOR:

                                                 /s/ Samuel B. Hewitt     (SEAL)
                                            ------------------------------
                                            Samuel B. Hewitt


Signed, sealed and delivered this        7       day
                                  --------------
of         November          , 1996, in the presence of:
   --------------------------

/s/ Tammy Winchester              /s/ Sue Cargill
-----------------------------     ----------------------
Witness                           Witness


-----------------------------
Notary Public, Muscogee County, Georgia

My Commission Expires:  My Commission Expires August 26, 2000
                       --------------------------------------
[SEAL]
                                            LESSEE:
                                            AMERICAN CABLE COMPANY, INC.

                                            By:  /s/ Felix L. Boccucci Jr.
                                               ---------------------------------
                                            Title:  Chief Financial Officer
                                                  ------------------------------


Signed, sealed and delivered this        5th     day
                                  --------------
of         November          , 1996, in the presence of:
   --------------------------

/s/ Martha B. Quinton
-----------------------------
Witness

/s/ Marie C. Bailey
-----------------------------
Notary Public Muscogee County, Georgia

My Commission Expires:  Notary Public, Troup County, Georgia
                      ---------------------------------------
                        My Commission Expires March 23, 1998
                      ---------------------------------------
[SEAL]

                                  EXHIBIT "A"


                              LEGAL DESCRIPTION OF
                               LESSOR'S PROPERTY


     All that tract or parcel of land situate, lying and being in the City of Columbus, Muscogee County, Georgia, and being known and designated as PART OF LOT NUMBERED FIFTEEN (15) in BLOCK LETTERED "C" of ARGALYN MANOR SUBDIVISION as said Lot appears upon a map or plat of said Subdivision recorded in the Office of the Clerk of the Superior Court of Muscogee County, Georgia, in Plat Book 10, Page 27, said part of said lot hereby conveyed being more particularly described as follows:

COMMENCING at an iron stake located on the northerly side of 49th Street 162.7 feet easterly (as measured along the northerly side of 49th Street) of an iron located where the easterly side of Hamilton Road intersects the northerly side of 49th Street and from said Beginning Point, running thence northeasterly along the westerly boundary line of said Lot 15 a distance of 43.57 feet to an iron stake located at the southwesterly corner of Lot 1 of said Block and Subdivision; running thence North 87 degrees 34 minutes East along the dividing line between said Lots 1 and 15 of said Block and Subdivision a distance of
117.22 feet to an iron stake; thence South 02 degrees 26 minutes East through said Lot 15 a distance of 39.98 feet to an iron located on the northerly side of 49th Street; running thence South 87 degrees 29 minutes West along the northerly side of 49th Street a distance of 134 feet to the Point of Beginning and being the property upon which is located building numbered 1515 49th Street, according to the present system of numbering buildings in the City of Columbus, Georgia, and being the identical property conveyed to Climactic Contracting Company by W. H. Raymond, Jr. by Warranty Deed dated January 7, 1966, and recorded in said Clerk's Office in Deed Book 1049, Page 119, and the identical property conveyed by Climactic Contracting Company to Royce W. Hopkins by Warranty Deed dated September 30,1966, and filed for record in said Clerk's Office on February 22, 1968, and recorded in Deed Book 1161, Page 51, of said Clerk's Office.

              ****************************************************


                                  EXHIBIT "B"


                              LEGAL DESCRIPTION OF
                                  THE PROPERTY


All that tract, lot or parcel of land lying and being in Land Lot 67, 8th District, Columbus, Muscogee County, Georgia, and being more particularly described as follows:

To reach the POINT OF BEGINNING of the property herein described, commence at an iron stake located at the northeast corner of the intersection of 49th Street and Hamilton Road, public roads located in said State and County, thence running along the northern margin of 49th Street North 87 degrees 29' East a distance of 179.70 feet to a point located on the northern margin of 49th Street; running thence North 02 degrees 31' West a distance of 10 feet to a point, which point marks the POINT OF BEGINNING of the property herein described; thence running North 02 degrees 31' West a distance of 15.0 feet to a point; running thence North 87 degrees 29' East a distance of 15.0 feet to a point; running thence South 02 degrees 31' East a distance of 15.0 feet to a point; running thence South 87 degrees 29' West a distance of 15.0 feet to the POINT OF BEGINNING of the property herein described.

This property is also shown on a map or plat of said property entitled Easement Survey Lot 15, Block "C" ARGALYN MANOR, Lying in Land Lot 67, 8th District, Columbus, Muscogee County, Georgia dated August 19, 1996 prepared by Moon, Meeks, Mason & Vinson, Inc.